UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 14, 2010


                          AMERICAN PARAMOUNT GOLD CORP.
             (Exact name of registrant as specified in its charter)


          Nevada                      333-138148                 20-5243308
(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)

29733 Niguel Road, Suite A, Laguna Niguel, CA                        92677
   (Address of principal executive offices)                       (Zip Code)

       Registrant's telephone number, including area code (949) 481-5396

                                       n/a
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 14, 2010, we entered into a consulting agreement with Wayne Parsons whereby Mr. Parsons has agreed to provide our company with various consulting services as the president, chief executive officer, chief financial officer, secretary and treasurer. In consideration for agreeing to provide such consulting services, we have agreed to provide Mr. Parsons with a monthly payment of CDN$1,500 and to grant 1,000,000 options to acquire 1,000,000 shares of our common stock at a purchase price of US$1.00 per shares. These options are non-transferrable, vest immediately and expire April 14, 2015. We have also agreed to pay a bonus of CDN$15,000 to Mr. Parsons, within ten (10) days of our company receiving, collectively since January 1, 2010, private placement funds equal to US$500,000.

On April 22, 2010, we entered into a convertible loan agreement with Monaco Capital Inc., wherein Monaco Capital Inc. has agreed to loan our company up to $500,000. The loan is convertible into common shares of our company in at a conversion price of $1.05. $200,000 has been advanced under the loan agreement to date. The loan will bear interest at 10% per annum. The principal amount of the loan and accrued interest is due and payable one year from the advancement date.

ITEM 2.01 COMPLETION OF ACQUISITION OF ASSETS

Further to our previous filings, we have closed the transaction in respect of 189 unpatented mining claims situated in the Walker Lane Structural Belt in Nye County, Nevada (the "Cap Gold Project"). This region has generated a number of successful mines including the Paradise Peak gold mining district.

The agreement, which is subject to certain condition for the exercise of the option, gives our company the option to acquire a 100% long-term lease interest in the Cap Gold Project by (i) making ongoing yearly advance production royalty cash payments; (ii) conducting work on the property during the first five years of the Agreement; and (iii) making production royalty payments from production from the property after the advance production royalty cash payments described above have been repaid to the Company from production from the property. The production royalty is based on, at the Company's election, a sliding scale or fixed production royalty basis, which in either case ranges from 1% to a maximum of 3%.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

10.1 Consulting Agreement between our company and Wayne Parsons dated April 14, 2010

10.2 Convertible Loan Agreement between our company and Monaco Capital Inc. dated April 22, 2010

99.1     Press Release dated April 26, 2010

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PARAMOUNT GOLD CORP.


/s/ Wayne Parsons
---------------------------------
Wayne Parsons
President and Director

Date: April 27, 2010

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